UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 1, 2024

Mammoth Energy Services, Inc.

(Exact name of registrant as specified in its charter)

001-37917
(Commission File No.)

Delaware				32-0498321
(State or other jurisdiction of incorporation or organization)				(I.R.S. Employer Identification No.)

14201 Caliber Drive,	Suite 300
Oklahoma City,	Oklahoma	(405)	608-6007	73134
(Address of principal executive offices)		(Registrant’s telephone number, including area code)		(Zip Code)
______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of The Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TUSK	The Nasdaq Stock Market LLC
NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§232.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(s) of the Exchange Act.  ☐

Item 1.02 Termination of a Material Definitive Agreement.

Introductory Note

As previously disclosed in the filings with the Securities and Exchange Commission (the “SEC”) made by Mammoth Energy Services, Inc. (“Mammoth” or the “Company”), on July 22, 2024, Cobra Acquisitions LLC (“Cobra”), a wholly-owned subsidiary of Mammoth, entered into a release and settlement agreement with the Puerto Rico Electric Power Authority (“PREPA”) and the Financial Oversight and Management Board for Puerto Rico, in its capacity as PREPA’s representative to the United States District Court for the District of Puerto Rico (the “Title III Court”), to settle all outstanding matters between Cobra and PREPA (the “Settlement Agreement”). Under the terms of the Settlement Agreement, Cobra was allowed an administrative expense claim against PREPA of $170.0 million (plus the $18.4 million in funds received by PREPA from the Federal Emergency Management Agency (“FEMA”) and considered payable to Cobra but for purported garnishments in this amount asserted by three Puerto Rican municipalities (the “Specified Municipalities”) for certain municipal tax claims discussed in Mammoth’s filings with the SEC (the “Withheld FEMA Funds”)). Cobra’s allowed claim is payable through three installments: (i) $150.0 million on the later of (A) ten business days following approval of the Settlement Agreement by the Title III Court and (B) August 31, 2024; (ii) $20.0 million within seven days following the effective date of PREPA’s plan of adjustment; and (iii) $18.4 million in the Withheld FEMA Funds within either (A) ten business days after the deadline for appealing the entry of the settlement order by the Title III Court under the applicable bankruptcy rules of procedure if no such appeal is filed, or (B) if the provisions of the settlement order allowing PREPA to release the Withheld FEMA Funds to Cobra without retaining any liability to the Specified Municipalities are appealed by such municipalities, within ten business days of the filing of the notice of such appeal. As previously announced, on September 18, 2024, the Settlement Agreement was approved by the Title III Court overruling all objections thereto and an order was entered the same day (the “Settlement Order”). On October 1, 2024, Cobra received the first installment payment of $150.0 million from the Commonwealth of Puerto Rico in connection with the Settlement Agreement with PREPA. Also on October 1, 2024, certain Puerto Rico municipalities and Foreman Electric Services Inc. that had objected to approval of the Settlement Order each filed timely notices of appeal of the Settlement Order to the United States Court of Appeals for the First Circuit. None of the foregoing parties have sought a stay of the Settlement Order pending such appeals. Although the ultimate outcome of these appeals cannot be predicted with certainty, Cobra believes that the appeals are without merit.

Term Credit Facility

As previously disclosed in the Company’s filings with the SEC, under its term credit facility with Wexford Capital LP, an affiliate of Mammoth (“Wexford”), Mammoth was required to mandatorily remit to Wexford up to 50% of PREPA claim proceeds to reduce outstanding amounts under the term credit facility. In connection with the receipt of the first installment amount under the Settlement Agreement on October 1, 2024, the Company paid, in full, all amounts owed under the term credit facility, including the accrued and unpaid interest, in the aggregate amount of $50.9 million, and terminated the facility on October 2, 2024. In connection with the payoff of the term credit facility, Wexford waived the 1% early termination penalty.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
The information set forth in Item 1.02 above with respect to the term credit facility with Wexford is incorporated herein by reference, as applicable.

Item 7.01 Regulation FD Disclosure.
On October 1, 2024, the Company issued a press release announcing the receipt of the first installment amount under the Settlement Agreement, which press release is attached hereto as Exhibit 99.1. On October 3, 3024, the Company issued a press release announcing the payoff and termination of the term credit facility and increase in its 2024 capital expenditure guidance, which press release is attached hereto as Exhibit 99.2.

The information in this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any registration statement filed under the Securities Act of 1933, as amended, unless specifically identified as being incorporated by reference in the registration statement.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits.

99.1	*	Press Release, dated October 1, 2024, entitled “Cobra Acquisitions LLC Announces Receipt of $150 Million.”
99.2	*	Press Release, dated October 3, 2024, entitled “Mammoth Announces Payoff and Termination of Term Credit Facility and Increase in 2024 Capital Expenditure Guidance.”
104		Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

	*	Furnished herewith.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MAMMOTH ENERGY SERVICES, INC.
Date:	October 3, 2024	By:	/s/ Mark Layton
Mark Layton
Chief Financial Officer and Secretary